Exhibit 6b

                             ZWEIG SECURITIES CORP.
                                900 THIRD AVENUE
                               NEW YORK, NY 10022
                                  212-451-1100


                             SELLING GROUP AGREEMENT

      As principal underwriter of the shares (the "Shares") of Zweig Series Trust and Euclid Mutual Funds (each a "Trust", collectively the "Trusts"), we invite you to join a selling group for the distribution of the Shares. As exclusive agent of the Trusts, we offer to sell you Shares on the following terms:

      1. Orders received from you will be accepted only at the offering price applicable to each order, as described in a Trust's then-current prospectus (the "Prospectus"). Acceptance of orders shall be subject to all provisions of the Prospectus, including the applicable minimum and the Trust's right to decline to accept any order, and to the terms and conditions set forth herein. No conditional orders will be accepted. As distributor of the Shares of the Trust, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the distribution of its Shares. The procedures relating to the handling of orders shall be subject to instructions that we shall forward to you from time to time.

      2. Each series of each Trust currently issues multiple classes of Shares. Each series of each Trust currently offers the same classes of Shares except for Zweig Cash Fund, a money market series of Zweig Series Trust, which offers Class M Shares in addition to the other classes of Shares offered. In the future a Trust may create additional classes of Shares. The Trust's prospectus will be revised to reflect the creation of any such additional classes. This Agreement is applicable to the distribution of any Shares, whether of a class currently issued or issued in the future. The creation of any class of Shares in the future will not affect the terms of this Agreement with respect to any existing class of Shares, and will not constitute an amendment or modification to this Agreement. The sales charges and dealer concessions applicable to sales of Shares by you which are accepted by us shall be as set forth in each Trust's Prospectus. For the payment of asset based sales charges and service fees, as set forth in the Prospectus and in accordance with any distribution plan or plans adopted by the Board of Trustees of a Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940 with respect to any class of Shares of any series of the Trust, you will assist us in providing services to customers who may, from time to time, directly or beneficially own shares of the Trust, including but not limited to, distributing prospectuses and sales literature, answering routine customer inquiries regarding the Trust, assisting customers in effecting administrative changes, such as, changing dividend options, account designations and addresses, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in Shares and providing such other information and services as the Trust or customer may reasonably request. In accordance with Zweig Series Trust's Distribution Sharing Plan for the Class M Shares of the Zweig Cash Fund adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, and related Service Agreements, to the extent that you have entered into a Service Agreement for distribution, promotion, and administration of and/or servicing investors in the Class M Shares, you will be paid Service Payments, as set forth in Zweig Series Trust's Prospectus describing Zweig Cash Fund Class M Shares.

      3. You understand that all fees and concessions relating to the Shares, including any Rule 12b-1 fees applicable to any class of Shares, shall be payable to you only if and to the extent that such fees and/or concessions are actually received by us from a Trust. Any sales commission or concession shall be payable only upon the Trust's receipt of the full public offering price of the related purchase of shares. We reserve the right at any time without notice to modify, suspend, or terminate such payments hereunder. All such payments shall be subject to our continued authority to distribute a Trust's Shares and its authority to terminate or modify its distribution arrangements with us.

      4. You shall have the option of placing orders for Shares through State Street Bank and Trust Company (the "Transfer Agent") or the National Securities Clearing Corporation ("NSCC"). Payment for Shares shall be made to the Transfer Agent on or before the settlement date specified in the applicable confirmation, and each Trust reserves the right to delay transfer of Shares until the check in payment for such Shares has cleared. If such payment is not received, we reserve the right, without notice, forthwith to cancel the sale or, at our option, to resell the Shares on your behalf to the Trust at the prevailing repurchase price. In this event or in the event you cancel the trade for any reason, you agree to be responsible for any loss, expense, liability or damage resulting to the Trust or us or our designated agent from your failure to make payment as aforesaid. You shall not be entitled to any benefit, whether by offset or otherwise, resulting from any increase in the asset value of Shares, payment for which has not been received by us.

      5. By accepting this Agreement you agree that:

            a. You will order Shares only from us and our designated agents. All such purchases shall be made only to cover purchase orders already received from your customers or for your own bona fide investment.

            b. You will not withhold placing orders received from your customers so as to profit yourself as a result of such withholding, and you will place orders for purchases and redemptions promptly upon receipt from your customers.

      6. By opening an omnibus account for any class of Shares, you thereby represent, warrant and covenant that you will accurately perform the necessary subaccounting functions, including properly computing and remitting applicable sales charges and conversions of one class of Shares to another under the terms of the applicable Prospectus and will deliver all required prospectuses, shareholder reports and proxy materials.

      7. If any of the Shares sold through you hereunder are redeemed by a Trust or repurchased by us as agent for a Trust within seven business days after confirmation of the original purchase, it is agreed that you shall forfeit your right to the entire dealer concession received by you on such Shares. We will notify you of any such repurchase or redemption within ten business days from the date thereof and you shall forthwith refund to us the entire amount of all concessions received by you on such sale. We agree, in the event of any such repurchase or redemption, to refund to the Trust our share of the sales charge retained by us, if any, and upon receipt from you of the refund of the concession allowed to you, to pay such refund forthwith to the Trust.

      8. No person is authorized to make any representations concerning the Shares except those contained in the Prospectus and Statement of Additional Information of a Trust and in sales literature issued by us supplemental to such Prospectus and Statement of Additional Information. We will furnish additional copies of the Trust's Prospectus and any sales literature and other information issued by us or the Trust in reasonable quantities upon request. If you wish to use your own advertising material such as mailers, brochures, prospecting letter, etc. with respect to the availability of Shares of the Trust, all such advertising must be submitted to us for review and approval prior to use. You shall be responsible for filing and obtaining any approvals of such advertising as may be required by applicable law or regulation.

      9. In all sales of Shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for a Trust, for us or for any other member of the Selling Group. You are responsible for your own conduct, for the employment, control and conduct of your employees and agents, for injury to such employees or agents or to others through such employees or agents, and for thorough and prior training of such employees or agents concerning the selling methods to be used in connection with the offer and sale of Shares, giving special emphasis to the principles of full and fair disclosure to prospective investors. You assume full responsibility for your employees and agents under applicable laws and agree to pay all employer taxes relating thereto.

      10. This Agreement is conditioned upon your representation and warranty that you (i) are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and are registered as a broker-dealer under the Securities Exchange Act of 1934, or that you are a foreign broker-dealer not eligible for membership in the NASD and agree to comply with its Conduct Rules, including specifically Rule 2830 thereof applicable to investment company securities; (ii) are qualified to act as a dealer in each jurisdiction in which you will offer shares of the Trust; and (iii) will maintain such registrations, qualifications and memberships throughout the term of this Agreement. You shall comply with all applicable federal law, the laws of each jurisdiction in which you will offer Shares of a Trust and the rules and regulations of the NASD and any self-regulatory organization to which you, the Trust or we are subject. You will provide immediate notice to us if you become the subject of any order of expulsion or suspension. Expulsion from the NASD will automatically terminate this Agreement. You shall not be entitled to any compensation during any period in which you have been suspended or for any period following your expulsion from membership in the NASD. You further agree that you will not make available Shares of a Trust in any state or other jurisdiction in which such Shares may not be lawfully offered for sale. You shall promptly answer all written complaints received by you relating to Shares or any account in a Trust and forward copies of such complaints and your responses to Zweig Securities Corp., 900 Third Avenue, New York, New York 10022,
Attn: Office of the President.

      11. You agree to indemnify, defend and hold us and our several officers and directors and each Trust and its several officers and trustees and any person who controls us and/or the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims and any counsel fees incurred or in connection therewith) which we or our several officers and directors, and any such controlling person, as aforesaid, may incur arising out of or based upon
(i) any breach of any representation, warranty or covenant made by you herein,
(ii) any failure by you to perform your obligations as set forth herein, (iii) your action or inaction relating to any duties, functions, procedures or responsibilities undertaken by you pursuant to your use of NSCC, including that which may arise out of the malfunction of programs, systems and equipment, or
(iv) any violation by you of any law, rule or regulation, which violation may result in liability to us or to the Trust. In the event that we or a Trust determine to refund any amounts paid by an investor by reason of your breach, failure or violation, you shall return to us or the Trust any fees previously paid to you with respect to the transaction for which the refund is being made. This section shall survive termination of this Agreement.

      12. This Agreement shall become effective when accepted by you below. We and each Trust reserve the right, in our discretion upon notice to you, to amend, modify or terminate this Agreement at any time or to suspend sales or withdraw the offering of Shares of a Trust entirely or to change the fees payable hereunder. You may, upon notice to us, terminate this Agreement at any time.

Orders received following notice to you of any amendment or modification to this Agreement shall be deemed to be a confirmation of your acceptance of such amendment or modification.

      13. This Agreement is not assignable or transferable, except that we may assign or transfer this Agreement to any successor which becomes principal underwriter of a Trust.

      14. All communications to us should be sent to: Zweig Securities Corp., 31st Floor, 900 Third Avenue, New York, New York 10022. Any notice to you shall be duly given if mailed to you at the address specified by you below. This Agreement shall be construed under the laws of the State of New York."

      Please confirm your acceptance by executing both copies of this Agreement and returning one of the originals to us for our files.


                                    ZWEIG SECURITIES CORP.
                                          (Distributor)


                              By:___________________________________
                                          Annemarie Gilly
                                      First Vice President


ACCEPTED:


___________________________________
 (Selling Group Member)


By:________________________________


Title:_____________________________


___________________________________
               (Address)


___________________________________
(City)       (State)     (Zip Code)


DATED:_____________________________